Exhibit 99.2

Nominating & Governance Charter

1.         Members. The Board of Directors (the “Board”) of Global Future City Holdings, Inc. (the “Company”) appoints a Nominating and Corporate Governance Committee (the “Committee”) consisting of at least three independent members of the Board, who serve at the pleasure of the Board, and designates one member as chairperson or delegates the authority to designate a chairperson to the Committee.   For purposes hereof, an “independent” director is a director who meets the NASDAQ definition of “independence,” as determined by the Board. If the Board, under exceptional and limited circumstances, determines that membership of one director that is not independent and is not a current officer or employee or an immediate family member of such person is required by the best interests of the Company and its shareholders, such person may be appointed to the Committee for a period not to exceed two years.

2.         Purpose, Duties and Responsibilities. The purpose, duties and responsibilities of the Committee will be to identify individuals qualified to become Board members (consistent with criteria approved by the Board); recommend to the Board the Company’s director candidates for election at the annual general meeting of shareholders; develop and recommend to the Board a set of corporate governance principles (the “Principles”); and perform a leadership role in shaping the Company’s corporate governance. Among its specific duties and responsibilities, the Committee will:

a)        develop and recommend to the Board criteria for identifying and evaluating director candidates and periodically review these criteria.

b)        identify, review the qualifications of, and recruit candidates for election to the Board.

c)        assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

d)        establish a procedure for the consideration of Board candidates recommended by the Company’s shareholders and consider director candidates recommended by Company shareholders.

e)        recommend to the Board the Company’s candidates for election or reelection to the Board at each annual general shareholders’ meeting.

f)         recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

g)        Consider the resignation submitted by a director pursuant to the Principles when such director’s personal occupation or business association changes substantially during the director’s tenure on the Board, and recommend to the Board the action, if any, to be taken with respect to the offer to resign.

h)        develop and recommend to the Board a set of corporate governance principles and annually review and recommend changes to these principles, as appropriate.

i)         Periodically review the Board’s leadership structure and recommend changes to the Board as appropriate, and make recommendations to the independent directors regarding the appointment of the lead independent director, if any.

j)         make recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees.

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k)        recommend to the Board candidates for appointment to Board committees and committee chair positions, and consider periodically rotating directors among the committees.

l)         review and recommend to the Board retirement and other tenure policies for directors.

m)       review directorships in other for-profit organizations held by or offered to directors and senior officers of the Company.

n)        review and assess the channels through which the Board receives information, and the quality and timeliness of information received.

o)        oversee the orientation process for new directors and ongoing education for directors.

p)        oversee the process of the evaluations of the Board and its committees.

q)        annually evaluate the performance of the Committee and the adequacy of the committee’s charter.

3.         Outside advisors. The Committee will have the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions without the necessity for approval by the Board or management, including authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

4.         Meetings. The Committee will meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the committee determines. The majority of the members of the Committee constitutes a quorum. The Committee will report regularly to the full Board with respect to its activities.

Last Reviewed and Accepted on November 11, 2015

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